Exhibit 99.8(o)

AMENDMENT NO. 1 TO

FUND PARTICIPATION AGREEMENT

THIS AMENDMENT is made and entered into as of the      day of December, 2011 by and among Calvert Variable Series, Inc., a Maryland corporation (“CVS”), Calvert Investment Distributors, Inc. (formerly named Calvert Distributors, Inc.), a Delaware corporation (“CID”), Symetra Life Insurance Company, a Washington life insurance company (“LIFE COMPANY”), on behalf of itself and each of its segregated asset accounts listed in Schedule A hereto , and Symetra Securities, Inc., a Washington corporation and an affiliate of LIFE COMPANY and the Symetra underwriter of the Contracts (“UNDERWRITER” and, together with CVS, CID and LIFE COMPANY, the “Parties”).

WHEREAS, CVS, CID, LIFE COMPANY and UNDERWRITER are parties to a Fund Participation Agreement dated as of September 1, 2009 (the “Agreement”).

WHEREAS, pursuant to Rule 498 under the Securities Act of 1933 as amended (“Rule 498” and the “1933 Act” respectively), CVS has elected to provide to LIFE COMPANY the summary prospectus for each Portfolio, rather than the statutory prospectus for such Portfolio, for purposes of prospectus delivery to investors.

WHEREAS, CVS, CID, LIFE COMPANY and UNDERWRITER desire to update the text of the Agreement to reflect certain name changes and in other respects set forth below, and to revise Schedule A, Schedule B and Schedule C of the Agreement.

NOW THEREFORE, the Parties agree that the Agreement is amended as follows:

1. In General: All references in the Agreement to Calvert Distributors, Inc. are hereby revised to refer to Calvert Investment Distributors, Inc. (“CID”). In the Agreement, including the definition in Section 4.3(b), “CVS Prospectus” shall mean, with respect to any Portfolio, (i) the current statutory prospectus and summary prospectus applicable to such Portfolio as most recently filed with the SEC, the Portfolio’s statement of additional information, and any amendment(s) or supplement(s) thereto. For the purposes of this Amendment and the Agreement, the terms “summary prospectus” and “statutory prospectus” shall have the same meaning as set forth in Rule 498 under the 1933 Act.

2. In Section 4.6 (CVS to Provide Documents; Information about LIFE COMPANY), subsection (b) is revised as follows:

(b)(i) “CVS will provide to LIFE COMPANY printed copies, in an amount specified by LIFE COMPANY, of Portfolio summary prospectuses, statements of additional information, proxy materials, periodic reports to shareholders and other materials required by law to be sent to Owners who have allocated any Contract value to a Portfolio. CVS will provide such copies to LIFE COMPANY in a timely manner so as to enable LIFE COMPANY, as the case may be, to distribute such materials within the time required by law to be furnished to Owners. The form of each Portfolio summary prospectus and statement of additional information provided by CVS to LIFE COMPANY shall be the final form of such summary prospectus and statement of additional information as filed with the Commission.

(b)(ii) The parties agree that LIFE COMPANY is not required to distribute a Portfolio’s summary prospectus to Owners, but may elect to distribute the Portfolio’s statutory prospectus in lieu of the summary prospectus. Notwithstanding any other provision of this Amendment, the Agreement or Schedule C to the Agreement, LIFE COMPANY agrees that if it elects to distribute a Portfolio’s statutory prospectus to Owners in lieu of the Portfolio’s summary prospectus, upon notification from LIFE COMPANY, CVS will provide to LIFE COMPANY a camera ready copy of the Portfolio’s statutory prospectus (and electronic access thereto), and LIFE COMPANY will pay for the costs of printing and distributing such Portfolio’s statutory prospectus.”

3. In Section 6.1 (Events of Termination), the references in subsections (c) and (i), and in Section 10 (Voting Procedures), the reference in subsection (b), to Calvert Asset Management Company, Inc. are hereby revised to refer to Calvert Investment Management, Inc.

4. Section 9 (Notices) the reference to Calvert Group, Ltd. is hereby revised to refer to Calvert Investments, Inc.

5. Schedule A of the Agreement (Portfolios) is hereby superseded by the attached revised Schedule A.

6. In Schedule B of the Agreement (Calvert Trademarks), the reference in subsection (c) to Exhibit A is revised to refer to Schedule A.

7. Schedule C of the Agreement (Expense Allocations) is hereby superseded by the attached revised Schedule C.

8. The Parties further agree that all other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed as of the date stated above in their names and on their behalf by and through their duly authorized officers signing below.

CALVERT VARIABLE SERIES, INC.

By:
Name:
Title:

CALVERT INVESTMENT DISTRIBUTORS, INC.

By:
Name:
Title:

SYMETRA LIFE INSURANCE COMPANY, on behalf of itself and its separate accounts

By:
Name:	Daniel R. Guilbert
Title:	Executive Vice President

SYMETRA SECURITIES, INC.

By:
Name:	Linda C. Mahaffey
Title:	Vice President

SCHEDULE A

PORTFOLIOS

PORTFOLIOS AVAILABLE UNDER THE CONTRACTS

Calvert Variable Series, Inc.

Calvert VP SRI Balanced Portfolio

Calvert VP SRI Equity Portfolio

Calvert VP SRI Mid Cap Growth Portfolio

SEPARATE ACCOUNTS UTILIZING THE PORTFOLIOS

Symetra Separate Account C

UNREGISTERED SEPARATE ACCOUNTS UTILIZING THE PORTFOLIOS

[None]

CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

Symetra Retirement Passport Group Variable Annuity

Fund Participation Agreement

Amendment No. 1

December     , 2011

SCHEDULE C

EXPENSE ALLOCATIONS

LIFE COMPANY EXPENSES:	CVS EXPENSES:
a) preparing and filing the registration statement for the Account and the Contracts;	a) preparing and filing CVS’s registration statement;

b) text composition for the Account Prospectus;	b) text composition for Portfolio statutory and summary prospectuses and supplements; text composition of Portfolio SAIs

c) printing the Account Prospectus;	c) printing Portfolio summary prospectuses and supplements; printing Portfolio SAIs;

d) printing Portfolio statutory prospectuses (if Life Company elects to distribute to Owners Portfolios’ statutory prospectuses rather than Portfolios’ summary prospectuses);

d)      camera ready copies of Portfolio statutory prospectuses and electronic access thereto (if Life Company elects to distribute to Owners Portfolios’ statutory prospectuses rather than Portfolios’ summary prospectuses);

e)      mailing and distributing the Account Prospectus to Owners as required by Federal Securities Laws and to prospective purchasers;

mailing and distributing Portfolio statutory prospectuses to Owners (if Life Company elects to distribute to Owners Portfolios’ statutory prospectuses rather than Portfolios’ summary prospectuses);

mailing and distributing Portfolio summary or statutory prospectuses to prospective purchasers;

e) mailing and distributing Portfolio summary prospectuses and supplements to Owners as required by Federal Securities Laws; mailing and distributing Portfolio SAIs upon request by Owners;

f) text composition, printing, mailing, and distributing annual and semi-annual reports for the Account and the Contracts;	f) text composition, printing, mailing, and distributing annual and semi-annual reports for the Portfolios; and

g) text composition, printing, mailing, distributing, and tabulation of proxy statements and voting instruction solicitation materials to Owners with respect to proxies related to the Account; and	g) text composition, printing, mailing, distributing and tabulation of proxy statements and voting instruction solicitation materials to Owners with respect to proxies related to the Portfolios.

h)      preparation, printing and distributing sales material and advertising relating to the Portfolios, insofar as such materials relate to the Contracts or the Account and filing such materials with and obtaining approval from, the Commission, FINRA, any state insurance regulatory authority, and any other appropriate regulatory authority, to the extent required.

Fund Participation Agreement

Amendment No. 1

December     , 2011